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                                                                   EXHIBIT 10.2

[Date]


[Name]
[Title]
Exar Corporation
48720 Kato Road
Fremont, CA 94538

Dear [First Name]:

         This letter agreement (the "Agreement") between you and Exar Corporation (the "Company") is made with respect to each of the outstanding stock options granted to you by the Company under any of its stock option plans (each an "Option," and collectively, the "Options"), including each Option that is held by you as of the date of this Agreement and any Option that may be granted to you by the Company after such date.

         1. The term of this Agreement will commence on the date hereof and continue until the latest date on which any of your Options expire under the terms of the stock option agreements pursuant to which such Options were granted.

         2. For purposes of this Agreement, the following definitions shall apply:

                  (i) "Cause" mean: (A) conviction of any felony or conviction of any crime involving moral turpitude or dishonesty; (B) participation in a fraud or act of dishonesty against the Company; (C) conduct by which, based upon a good faith and reasonable factual investigation and determination by the Company, demonstrates gross incompetence; or (D) intentional, material violation of any contract between you and the Company or any statutory duty to the Company that is not corrected within thirty (30) days after written notice to you thereof. Physical or mental disability shall not constitute "Cause."

                  (ii) "Change of Control" means (1) a merger or consolidation in which the Company is not the surviving corporation; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any other capital reorganization, in each case in which the stockholders of the Company immediately prior to the closing of such transaction beneficially own less than fifty percent (50%) of the voting power of the acquiring entity.

                                       1.
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                  (iii) "Restriction Period" means the continuous period of time during which you are, in connection with a Change in Control and as a result of state or federal securities laws or "pooling of interests" accounting rules applicable to a Change of Control, restricted from selling, transferring or otherwise disposing of stock of the Company.

         3. If your employment or service with the Company is terminated during a Restriction Period for any reason other than Cause or your death, and such Restriction Period ends after the latest date on which, under the terms of the stock option agreements pursuant to which your Options were granted, you may exercise any of your Options, then the total exercise price of the Options that are not exercisable after the last day of the Restriction Period, or any portion of such purchase price, shall, at your election, be payable with a Promissory Note substantially in the form set forth in Exhibit A. The Promissory Note shall also include the amount of any state or Federal taxes payable by you on Options exercised pursuant to such Promissory Note, provided that such payment of taxes is due on or before the last day of the Restriction Period. Except to the extent prohibited by state or federal securities laws or "pooling of interests" accounting rules, shares purchased pursuant to such Promissory Note shall be subject to a pledge substantially in the form of the Pledge Agreement set forth in Exhibit B. If required, the Pledge Agreement shall be modified or eliminated entirely, as agreed by the parties, in order to comply with such laws and rules. The outstanding principal amount of the Promissory Note shall be payable in full no later than three (3) months after the date on which the Restriction Period ends, or on such earlier date(s) as agreed upon between you and the Company, together with interest accrued from the date of the Promissory Note on the unpaid principal at a rate equal to the lower of (i) the short-term applicable Federal rate in effect on the date of the Promissory Note, or (ii) the return earned by the Company on its cash investments for the fiscal year ending with or prior to the date of the Promissory Note.

         4. You represent that you have not entered into any agreements, understandings, or arrangements with any other person or entity that would be breached by you as a result of, or that would in any way preclude or prohibit you from entering into this Agreement, the Promissory Note and the Pledge Agreement.

         5. Any successor to the Company as a result of the occurrence of a Change of Control shall assume the obligations under this Agreement to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets that assumes the obligation of this Agreement or that becomes bound by the obligations of this Agreement by operation of law, and this Agreement shall be binding upon any such successor.

         6. The terms of this Agreement and all of your rights hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees or legatees.


                                       2.
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         7. This Agreement, including any Exhibits thereto, constitutes the sole agreement of the parties and supersedes all negotiations and prior agreements with respect to the subject matter hereof.

         8. Any term of this Agreement may be amended or waived only with the written consent of the parties.

         9. Any notice required or permitted by this Agreement will be in writing and will be deemed sufficient upon receipt, when delivered personally, by facsimile or by a nationally-recognized delivery service (such as Federal Express or Express Mail), or 72 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

         10. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

         Please indicate your agreement with the above terms by signing below.

                                                     Sincerely,

                                                     Exar Corporation


                                                     Ronald W. Guire
                                                     Executive Vice President
                                                     Chief Financial Officer

                                                     Address:  48720 Kato Road
                                                               Fremont, CA 94538
                                                     Fax No.:  510 668-7002
         Agreed and Accepted:


         -----------------------------------------------------
         [Name]

         Date:
                  --------------------------------------------

         Address:
                  --------------------------------------------

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         Fax No.:
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                                       3.
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                                    EXHIBIT A

                                 PROMISSORY NOTE



$______________                                                 [City and State]
                                                                          [Date]


         FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay in full on _______________ to the order of Exar Corporation, a Delaware corporation (the "Company"), at 48720 Kato Road, Fremont, California, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of _______________ Dollars ($_______________) together with interest accrued (and compounded annually) from the date hereof on the unpaid principal at the rate of _____% per annum.

         If the undersigned fails to pay any of the principal and accrued interest when due, the Company, at its sole option, shall have the right to accelerate this Note, in which event the entire principal balance and all accrued interest shall become immediately due and payable, and immediately collectible by the Company pursuant to applicable law.

         This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

         The full amount of this Note is secured by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of the Stock Pledge Agreement of even date herewith between the undersigned and the Company; PROVIDED, HOWEVER, that the obligation of the undersigned to make payments of principal, interest and all other amounts pursuant to this Note shall be with full recourse against the undersigned.

         The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

         The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

         The holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

                                       1.

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         The validity, interpretation, construction and performance of this
Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.



                                        Signed
                                              ----------------------------------




                                       2.

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                                    EXHIBIT B

                             STOCK PLEDGE AGREEMENT


         THIS STOCK PLEDGE AGREEMENT ("Pledge Agreement") is made by ______________________________ ("Pledgor"), in favor of Exar Corporation, a
Delaware corporation with its principal place of business at 48720 Kato Road, Fremont, California ("Pledgee").

         WHEREAS, Pledgor has concurrently herewith executed that certain Promissory Note (the "Note") in favor of Pledgee in the amount of _______________ Dollars ($_______________) in payment of the purchase price of
_______________ (_______________) shares of the Common Stock of Pledgee; and

         WHEREAS, Pledgee is willing to accept the Note from Pledgor, but only upon the condition, among others, that Pledgor shall have executed and delivered to Pledgee this Pledge Agreement and the Collateral (as defined below):

         NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Pledgor hereby agrees as follows:

         1. As security for the full, prompt and complete payment and performance when due (whether by stated maturity, by acceleration or otherwise) of all indebtedness of Pledgor to Pledgee created under the Note (all such indebtedness being the "Liabilities"), together with, without limitation, the prompt payment of all expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incidental to the collection of the Liabilities and the enforcement or protection of Pledgee's lien in and to the collateral pledged hereunder, Pledgor hereby pledges to Pledgee, and grants to Pledgee, a first priority security interest in all of the following (collectively, the "Pledged Collateral"):

                  (a) _______________ (_______________) shares of Common Stock of Pledgee represented by Certificates numbered _______________ (the "Pledged Shares"), and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                  (b) all voting trust certificates held by Pledgor evidencing the right to vote any Pledged Shares subject to any voting trust; and

                  (c) all additional shares and voting trust certificates from time to time acquired by Pledgor in any manner (which additional shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares.

                                       1.

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         The term "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and Liabilities heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness may be or hereafter becomes unenforceable.

         2. At any time, without notice, and at the expense of Pledgor, Pledgee in its name or in the name of its nominee or of Pledgor may, but shall not be obligated to: (1) collect by legal proceedings or otherwise all dividends (except cash dividends other than liquidating dividends), interest, principal payments and other sums now or hereafter payable upon or on account of said Pledged Collateral; (2) enter into any extension, reorganization, deposit, merger or consolidation agreement, or any agreement in any wise relating to or affecting the Pledged Collateral, and in connection therewith may deposit or surrender control of such Pledged Collateral thereunder, accept other property in exchange for such Pledged Collateral and do and perform such acts and things as it may deem proper, and any money or property received in exchange for such Pledged Collateral shall be applied to the indebtedness or thereafter held by it pursuant to the provisions hereof; (3) insure, process and preserve the Pledged Collateral; (4) cause the Pledged Collateral to be transferred to its name or to the name of its nominee; (5) exercise as to such Pledged Collateral all the rights, powers and remedies of an owner, except that so long as no default exists under the Note or hereunder Pledgor shall retain all voting rights as to the Pledged Shares.

         3. Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Pledged Collateral, and upon the failure of Pledgor to do so, Pledgee at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

         4. At the option of Pledgee and without necessity of demand or notice, all or any part of the indebtedness of Pledgor shall immediately become due and payable irrespective of any agreed maturity, upon the happening of any of the following events: (1) failure to keep or perform any of the terms or provisions of this Pledge Agreement; (2) failure to pay any installment of principal or interest on the Note when due; (3) the levy of any attachment, execution or other process against the Pledged Collateral; or (4) the insolvency, commission of an act of bankruptcy, general assignment for the benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of Title 11 of the United States Code of, by, or against Pledgor.

         5. In the event of the nonpayment of any indebtedness when due, whether by acceleration or otherwise, or upon the happening of any of the events specified in the last preceding section, Pledgee may then, or at any time thereafter, at its election, apply, set off, collect or sell in one or more sales, or take such steps as may be necessary to liquidate and reduce to cash in the hands of Pledgee in whole or in part, with or without any previous demands or demand of performance or notice or advertisement, the whole or any part of the Pledged Collateral in such order as Pledgee may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any broker's board or securities exchange, either for cash or upon credit or for future delivery; provided, however, that if such disposition is at private sale, then the purchase price of the Pledged Collateral shall be equal to the public

                                       2.

market price then in effect, or, if at the time of sale no public market for the Pledged Collateral exists, then, in recognition of the fact that the sale of the Pledged Collateral would have to be registered under the Securities Act of 1933 and that the expenses of such registration are commercially unreasonable for the type and amount of collateral pledged hereunder, Pledgee and Pledgor hereby agree that such private sale shall be at a purchase price mutually agreed to by Pledgee and Pledgor or, if the parties cannot agree upon a purchase price, then at a purchase price established by a majority of three independent appraisers knowledgeable of the value of such collateral, one named by Pledgor within ten
(10) days after written request by the Pledgee to do so, one named by Pledgee within such 10-day period, and the third named by the two appraisers so selected, with the appraisal to be rendered by such body within thirty (30) days of the appointment of the third appraiser. The cost of such appraisal, including all appraiser's fees, shall be charged against the proceeds of sale as an expense of such sale. Pledgee may be the purchaser of any or all Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or right of redemption. Demands of performance, notices of sale, advertisements and presence of property at sale are hereby waived, and Pledgee is hereby authorized to sell hereunder any evidence of debt pledged to it. Any officer or agent of Pledgee may conduct any sale hereunder.

         6. The proceeds of the sale of any of the Pledged Collateral and all sums received or collected by Pledgee from or on account of such Pledged Collateral shall be applied by Pledgee to the payment of expenses incurred or paid by Pledgee in connection with any sale, transfer or delivery of the Pledged Collateral, to the payment of any other costs, charges, attorneys' fees or expenses mentioned herein, and to the payment of the indebtedness or any part hereof, all in such order and manner as Pledgee in its discretion may determine. Pledgee shall then pay any balance to Pledgor.

         7. Upon the transfer of all or any part of the indebtedness Pledgee may transfer all or any part of the Pledged Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Pledged Collateral so transferred, and the transferee shall be vested with all the rights and powers of Pledgee hereunder with respect to such Pledged Collateral so transferred; but with respect to any Pledged Collateral not so transferred Pledgee shall retain all rights and powers hereby given.

         8. Until all indebtedness shall have been paid in full the power of sale and all other rights, powers and remedies granted to Pledgee hereunder shall continue to exist and may be exercised by Pledgee at any time and from time to time irrespective of the fact that the indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Pledgor may have ceased.

         9. Pledgee agrees that so long as no default exists under the Note or hereunder, the Pledged Shares shall, upon request of Pledgor, be released from the pledge (i) as the indebtedness is paid at the rate of one share for each ($_________) of principal amount of indebtedness paid, or (ii) prior to the payment of the indebtedness for the purpose of effecting a sale of Pledged Shares by Pledgor, provided that such sale shall occur immediately following such release, and the proceeds of such sale shall be paid to Pledgee in an amount equal to the lesser of the full proceeds of such sale or the Liabilities.

                                       3.

         10. Pledgee may at any time deliver the Pledged Collateral or any part thereof to Pledgor and the receipt of Pledgor shall be a complete and full acquittance for the Pledged Collateral so delivered, and Pledgee shall thereafter be discharged from any liability or responsibility therefor.

         11. The rights, powers and remedies given to Pledgee by this Pledge Agreement shall be in addition to all rights, powers and remedies given to Pledgee by virtue of any statute or rule of law. Any forbearance or failure or delay by Pledgee in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Pledgee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Pledgee.

         12. If any provision of this Pledge Agreement is held to be unenforceable for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Pledge Agreement shall be deemed valid and enforceable to the full extent possible.

         13. The validity, interpretation, construction and performance of this Pledge Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.



Dated:                                          PLEDGOR
      -----------------------


                                                --------------------------------

                                                Printed Name:
                                                             -------------------


                                       4.